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                                                                       Exhibit 5

                               September 28, 1998


KeyCorp
127 Public Square
Cleveland, Ohio  44114


Ladies and Gentlemen:

         As counsel for KeyCorp (the "Company"), I am familiar with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 4,000,000 additional KeyCorp Common Shares, $1 par value each (the "Shares"), to be registered in connection with the Company's Dividend Reinvestment and Cash Payment Plan (the "Plan").

         In connection with the foregoing, I have examined the following:

         1. The Amended and Restated Articles of Incorporation and the Regulations of the Company, both as amended to date;

         2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed necessary to examine as a basis for the opinions hereinafter expressed;

         3. The Registration Statement (including Exhibits thereto) to be filed with the Commission; and

         4. Copies of the Plan and the records of the proceedings of the Board of Directors of the Company relating to the adoption and approval thereof.

         Based upon such examination, I am of the opinion that:

         A. The Company is a corporation duly organized and validly existing under the laws of the State.

         B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

         I hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and to the use of my name therein.

                                      Very truly yours,


                                      /s/ Steven N. Bulloch
                                      ---------------------
                                      Steven N. Bulloch
                                      Assistant Secretary
                                      of KeyCorp